UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2015

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.

INDEX

Page
Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	3

Item 9.01 - Financial Statements and Exhibits	3

Signatures	4

Exhibit 3(ii) - Second Amended and Restated Bylaws of Peoples Bancorp of North Carolina, Inc.	5

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 18, 2015, the Board of Directors of the Registrant adopted the Second Amended and Restated Bylaws of Peoples Bancorp of North Carolina, Inc., a complete copy of which is attached hereto as Exhibit 3(ii).  The Second Amended and Restated Bylaws amend and restate, in their entirety, the Amended and Restated Bylaws of Peoples Bancorp of North Carolina, Inc. (the “Old Bylaws”).  The material amendments to the Old Bylaws are as follows:

1.	Article III, Section 2 was amended to remove the requirement that no person may be elected, re-elected or appointed as a director after attaining 70 years of age.
2.
Article III, Section 5 was amended to remove the references regarding the transition to the Board of Directors from staggered classes of directors (which existed prior to 2008) to one class of directors.

3.
Article III, Section 8 was revised to provide that the Vice Chairman of the Board of Directors will preside at meetings of directors or shareholders in the absence of the Chairman of the Board of Directors.  The Old Bylaws provided that the President and Chief Executive Officer would preside at such meetings in the absence of the Chairman of the Board of Directors.

4.
Article IV, Section 2 was revised to provide that special meetings of the Board of Directors may be called by or at the request of (i) the Chairman of the Board of Directors, or if no one is serving as Chairman, the President and Chief Executive Officer or (ii) any two directors.  The Old Bylaws provided that the Chairman of the Board of Directors, the President and Chief Executive Officer if he was also a director or any three directors could call a special meeting of the Board of Directors.

5.
Article IV, Section 9 was added to allow directors to participate in a regular or special meeting of the Board of Directors by any means of communication by which all directors participating may simultaneously hear each other during the meeting.

6.
Article IV was further amended to remove the requirement that the Board of Directors appoint specific committees of the Board of Directors and to give the Board of Directors flexibility to appoint those committees of the Board of Directors that the Board of Directors believes are in the best interest of the Registrant from time to time.

7.
Article V, Section 7 was revised to provide that the President and Chief Executive Officer may serve as an ex-officio member of all committees of the Board of Directors as determined by the Board of Directors from time to time. The Old Bylaws provided that the President and Chief Executive Officer must be a member of the Executive Committee.

8.
Article VII, Section 1 was revised to provide that shares represented by certificates may become held in book entry form upon surrender of such certificates to the Registrant in compliance with North Carolina law.

9.	Article VIII, Section 4, regarding the amendments to the Bylaws, was amended to track North Carolina law.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

3(ii)	Second Amended and Restated Bylaws of Peoples Bancorp of North Carolina, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: June 24, 2015	By:	/s/ A. Joseph Lampron, Jr.
A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer